POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to 70,000 shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  March 18, 1999




     /s/ Paul W. Chellgren                                       /s/ Ralph E. Gomory
---------------------------------------                    -------------------------------------------
Paul W. Chellgren, Chairman of the Board                   Ralph E. Gomory, Director
and Chief Executive Officer


     /s/ J. Marvin Quin
---------------------------------------                    -------------------------------------------
J. Marvin Quin, Senior Vice President                      Bernadine P. Healy, Director
and Chief Financial Officer


     /s/ Kenneth L. Aulen                                        /s/ Mannie L. Jackson
---------------------------------------                    -------------------------------------------
Kenneth L. Aulen, Administrative Vice President,           Mannie L. Jackson, Director
Controller and Principal Accounting Officer

     /s/ Samuel C. Butler                                        /s/ Patrick F. Noonan
---------------------------------------                    -------------------------------------------
Samuel C. Butler, Director                                 Patrick F. Noonan, Director


     /s/ Frank C. Carlucci                                       /s/ Jane C. Pfeiffer
---------------------------------------                    -------------------------------------------
Frank C. Carlucci, Director                                Jane C. Pfeiffer, Director


     /s/ Ernest H. Drew                                          /s/ Michael D. Rose
---------------------------------------                    -------------------------------------------
Ernest H. Drew, Director                                   Michael D. Rose, Director


     /s/ James G. Farley                                         /s/ William L. Rouse, Jr.
---------------------------------------                    -------------------------------------------
James B. Farley, Director                                  William L. Rouse, Jr., Director


                            CERTIFICATION

The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors ASHLAND duly called, convened, and held on September 17, 1998 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF,  I have signed this Certification this 17th day of May,
1999.



                                                  /s/ Richard P. Thomas
                                               ----------------------------
                                               Richard P. Thomas
                                               Vice President and Secretary

                    GRANT OF STOCK OPTIONS TO EMPLOYEES
                     OF MARATHON ASHLAND PETROLEUM LLC
                      AND CERTAIN OF ITS SUBSIDIARIES

RESOLVED, that the Ashland Inc. Stock Option Plan for Employees of Joint Ventures (the "Joint Venture Option Plan"), a copy of which is attached hereto as Exhibit A be, and it hereby is, approved as the plan pursuant to which Ashland Inc. stock options shall be granted to employees of Marathon Ashland Petroleum LLC ("MAP") and certain of its subsidiaries; and

FURTHER RESOLVED, that approval is hereby granted to issue approximately 69,375 non-qualified Ashland Inc. stock options to approximately 201 individuals employed by MAP to purchase Ashland Common Stock, at an exercise price equal to the closing price of the New York Stock Exchange composite tape on September 17, 1998 per share for such Common Stock [which price was subsequently determined to be Forty-Eight and 00/100 Dollars ($48.00) per share] under the terms set forth in the Joint Venture Option Plan and the Notice of Grant of Non-Qualified Stock Option provided to each recipient of such stock options; and

FURTHER RESOLVED, that the Chairman of the Board or any Vice President of the Corporation, the Secretary or any Assistant Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, acting singly, authorized to execute and file with the Securities and Exchange Commission (1) a Registration Statement on Form S-3 or any other appropriate form with respect to the Common Stock underlying the stock options to be granted pursuant to the foregoing resolution and (2) such further amendments thereto as are necessary or desirable; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange and the Chicago Stock Exchange for the listing on such Exchanges, upon official notice of issuance of the Common Stock to be issued pursuant to the foregoing resolutions, and that the aforesaid Authorized Officers of the Corporation be, and each of them hereby is, authorized in connection with such listing applications to execute in the name or on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings; and

FURTHER RESOLVED, that in connection with the stock option grants contemplated under the foregoing resolutions, there may be credited to the Corporation's capital account the sum of $1.00 for each share of Common Stock issued by the Corporation pursuant to an exercise of stock options and the granting and exercise of the stock options shall otherwise be handled on the books of the Corporation in accordance with the laws of the Commonwealth of Kentucky and generally accepted accounting principles; and

FURTHER RESOLVED, that the Authorized Officers and counsel for the Corporation be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions and each of them.